                                                                 EXHIBIT 99.10.1



                           CERTAIN INFORMATION AS TO
                             PRINCIPAL UNDERWRITER



                             DIRECTORS AND OFFICERS
                                       OF
                          HERBERT J. SIMS & CO., INC.
                          ---------------------------



                                   DIRECTORS
                                   ---------


                                William B. Sims

                                  Rena J. Sims

                                Genevieve Freda



                                    OFFICERS
                                    --------


                           William B. Sims, President

                    Genevieve Freda, Secretary and Treasurer



              Principal business address for all of the above is:

                              1221 Post Road East
                          Westport, Connecticut 06880
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                             INFORMATION CONCERNING
                        OFFICES OF PRINCIPAL UNDERWRITER



                          HERBERT J. SIMS & CO., INC.
                          ---------------------------


     OFFICE                        MANAGER
     ------                        -------

     1221 Post Road East           William B. Sims
     Westport, Connecticut 06880

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